UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 4, 2014

(Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32167	76-0274813
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

4600 Post Oak Place, Suite 300

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a vote of Security Holders

On June 4, 2014, The Company held its 2014 Annual Meeting of Shareholders. The following table presents the final voting results for the items that were presented for shareholder approval:

	For	Withheld		Broker Non-Votes
(1) Election of Directors
Steven P. Guidry	41,246,094	1,527,108		8,139,982
W. Russell Scheirman	38,747,977	4,025,225		8,139,982
Frederick W. Brazelton	40,631,515	2,141,687		8,139,982
O. Donaldson Chapoton	40,623,303	2,149,899		8,139,982
James B. Jennings	41,565,886	1,207,316		8,139,982
John J. Myers, Jr.	40,987,500	1,785,702		8,139,982

	For	Against	Abstentions	Broker Non-Votes
(2) Proposal to approve Long Term Incentive Plan	28,395,846	13,838,328	539,027	8,139,983

(3) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2014	50,138,743	675,330	99,111	0

(4) Proposal to approve, by non-binding vote, our executive compensation	39,107,785	3,429,565	235,852	8,139,982

All six nominated directors were elected to serve terms of one year, the Long Term Incentive Plan was approved, the appointment of Deloitte & Touche LLP as the independent accountant for 2014 was ratified, and the non-binding vote on executive compensation was approved.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with Securities and Exchange Commission on April 23, 2014.

Item 8.01 Other Events.

On June 6, 2014, the Company announced that its Board of Directors has appointed Steven P. Guidry, VAALCO’s Chief Executive Officer, to the additional role of Chairman of the Board. The Company also announced that the Board has determined that James B. Jennings will continue in his current role as Lead Director.

The press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The Exhibit listed below is being furnished with this Form 8-K.

Exhibit 99.1	Press Release dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

June 6, 2014	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer